UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement.

Issuance and Sale of Zero Coupon Convertible Senior Notes due 2020

On November 17, 2015, SolarCity Corporation (the “Company” or “SolarCity”) entered into an investment agreement (the “Investment Agreement”) with Silver Lake Kraftwerk Fund, L.P. (“Silver Lake Kraftwerk”), the Elon Musk Revocable Trust dated July 22, 2003 and Lyndon Rive (collectively, the “Purchasers”), relating to the issuance and sale to the Purchasers of $113 million in aggregate principal amount of the Company’s Zero Coupon Convertible Senior Notes due 2020 (the “Notes”). The transactions contemplated by the Investment Agreement (the “Transaction”) are expected to close on or about December 7, 2015 (the “Closing”) subject to customary closing conditions. Silver Lake Kraftwerk has agreed to purchase $100 million in principal amount of the Notes, Elon Musk, Chairman of the Company’s Board of Directors, through his trust has agreed to purchase $10 million in principal amount of the Notes, and Lyndon Rive, the Company’s Co-Founder and Chief Executive Officer, has agreed to purchase $3 million in principal amount of the Notes. Messrs. Musk and Rive will purchase the Notes on substantially the same terms and conditions as offered to Silver Lake Kraftwerk.

Issuance of Convertible Notes

The Notes are expected to be governed by an indenture (the “Indenture”) between the Company and a trustee to be selected by the Company prior to the Closing (the “Trustee”).  The Notes will not bear ordinary interest and the principal amount of the notes will not accrete. It is expected that the Notes will mature in December 2020, subject to earlier conversion, redemption or repurchase.

The Notes are convertible at the option of the holder at any time until the second scheduled trading day prior to the maturity date, including in connection with a redemption by the Company. The Notes will be convertible into shares of the Company’s common stock (the “Common Stock”), based on an initial conversion rate of 30.3030 per $1,000 principal amount of the Notes (which is equal to an initial conversion price of $33.00 per share), in each case subject to customary anti-dilution and other adjustments, including in connection with any make-whole adjustment (as described in the Indenture) as a result of certain extraordinary transactions.

On or after June 30, 2017, the Notes will be redeemable by the Company in the event that the closing sale price of the Common Stock exceeds 200% of the conversion price for 45 consecutive trading days ending within three trading days of such redemption notice at a redemption price of par plus accrued and unpaid interest to, but excluding, the redemption date.

With certain exceptions, upon a change of control of the Company or the failure of the Common Stock to be listed on certain stock exchanges (a “Fundamental Change”), the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at purchase price of par plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The Indenture will include customary “events of default,” which may result in the acceleration of the maturity of the Notes under the Indenture. The Indenture will also include customary covenants for convertible notes of this type.

Standstill Obligations

Pursuant to the Investment Agreement, Silver Lake Kraftwerk has agreed, subject to certain exceptions, that until the earliest of (A) June 30, 2017, (B) the effective date of a change of control of the Company and (C) 90 days after Silver Lake Kraftwerk does not beneficially own any Notes or shares of Common Stock (the “Standstill Period”), Silver Lake Kraftwerk will not, among other things: (i) make, or in any way participate in any “proxy contest” or other solicitation of proxies, (ii) form, join, influence or in any way participate in a voting trust or similar arrangement, (iii) acquire any securities of the Company if, immediately after such acquisition, Silver Lake Kraftwerk would collectively own in the aggregate more than 15% of the then outstanding voting securities of the Company, (iv) sell, transfer or otherwise dispose of any voting securities of the Company to any person who is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of 15% or more of the outstanding voting securities of the Company, (v) propose or seek to effect any tender or exchange offer, merger or other business combination involving the Company, or make any public statement with respect to such transaction, (vi) call or seek to call any meeting of stockholders or other referendum or consent solicitation, or (vii) take action to control or influence the Board of Directors or management of the Company.

Transfer and Conversion Restrictions; Registration Rights; Participation Rights

The Investment Agreement restricts the Purchasers’ ability to transfer, convert or hedge the Notes to Common Stock, subject to certain exceptions specified in the Investment Agreement and summarized below.

Except as described below, prior to the earlier of (i) the first anniversary of the Closing or (ii) the effective date of a change of control of the Company, the Purchasers will be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of the Notes or converting the Notes. Exceptions include, among others: (A) transfers to affiliates, (B) transfers to the Company or any of its subsidiaries, (C) transfers to a third party where the  net proceeds of such sale are solely used to satisfy a margin call or repay a permitted loan or (D) transfers in connection with certain merger and acquisition events.

Subject to certain limitations, the Investment Agreement provides Purchasers and any lender of a permitted loan to certain of the Purchasers with certain registration rights for the Notes and the shares of Common Stock issuable upon conversion of the Notes.

In addition, until the six-month anniversary of the Closing Date, if the Company agrees to issue to any Purchaser or any of their respective affiliates, certain debt, equity or other investment opportunities, the Company will simultaneously and on the same terms offer such investment opportunity to Silver Lake Kraftwerk.

The foregoing descriptions of the Indenture, the Notes and the Investment Agreement are qualified in their entirety by reference to the Investment Agreement and form of Indenture, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

On November 18, 2015, the Company issued a press release announcing the Transaction. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall the full text of Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Amendment to Revolving Credit Facility

On November 18, 2015, the Company, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”) entered into an eighth amendment (“Amendment No. 8”) to that certain Amended and Restated Credit Agreement, dated November 1, 2013, among the Company, the Administrative Agent and the Lenders, and as previously amended (the “Credit Facility”). Amendment No. 8 amends the Company’s secured revolving credit facility to, among other things, permit the Company to incur the indebtedness related to the issuance of the Notes and related transactions.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02      Unregistered Sale of Securities

On November 17, 2015, the Company entered into the Investment Agreement, pursuant to which it agreed to sell $113 million in aggregate principal amount of the Notes to the Purchasers in a private placement pursuant to the exemption from the registration requirements of the Securities Act. The Company will offer and sell the Notes to the Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by the Purchasers in the Investment Agreement.

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This communication contains “forward-looking statements” that involve risks and uncertainties, including statements regarding, among other things, the investment by the Purchasers and the issuance of the Notes. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, prevailing market conditions and the impact of general economic, and industry or political conditions in the United States or internationally. The Company cautions the reader to refer to the section entitled “Risk Factors” in its most recent Quarterly Report on Form 10-Q and subsequent Current Reports on Form 8-K, which have been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
4.1	Form of Indenture related to Zero Coupon Convertible Senior Notes Due 2020.
10.1	Investment Agreement, by and among the Company, Silver Lake Kraftwerk Fund, L.P., the Elon Musk Revocable Trust dated July 22, 2003 and Lyndon Rive, dated as of November 17, 2015.
99.1	Press Release announcing the Transaction, dated November 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Brad W. Buss
Brad W. Buss
Date: November 18, 2015		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Indenture related to Zero Coupon Convertible Senior Notes Due 2020.
10.1	Investment Agreement, by and among the Company, Silver Lake Kraftwerk Fund, L.P., the Elon Musk Revocable Trust dated July 22, 2003 and Lyndon Rive, dated as of November 17, 2015.
99.1	Press Release announcing the Transaction, dated November 18, 2015.